UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest reported event):  January 19, 2006

YP CORP.
(Exact name of registrant as specified in charter)

Nevada	000-24217	85-0206668
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS EmployerIdentification No.)

4840 East Jasmine Street, Suite 105, Mesa, Arizona	85205
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (480) 654-9646

Copies to:
Gregory Sichenzia, Esq.
Yoel Goldfeder, Esq.
Sichenzia Ross Friedman Ference LLP
1065 Avenue of the Americas
New York, New York 10018
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On January 19, 2006, YP Corp. (the “Company”) entered into a Separation Agreement & General Release with Chris Broquist, its Chief Financial Officer, pursuant to which Mr. Broquist and the Company have agreed to terminate their employment relationship effective February 28, 2006. Pursuant to the terms of the Separation Agreement & General Release, among other items, Mr. Broquist will receive a severance package consisting of six months of compensation and health benefits and the continued vesting of his restricted stock and Mr. Broquist has agreed not to compete with the Company or solicit any of the employees of the Company for a period of two years.

Item 9.01	Financial Statements and Exhibits

(a)	Financial statements of businesses acquired.

Not applicable.

(b)	Pro forma financial information.

Not applicable.

(c)	Exhibits

Exhibit Number	Description
10.1	Separation Agreement & General Release, dated as of January 19, 2006, by and between Chris Broquist and YP Corp.

99.1	Press Release, dated January 25, 2006, issued by YP Corp.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YP CORP.

Date: January 25, 2006	/s/ John Raven
John Raven
Chief Operating Officer

3